EXHIBIT 1


                             VOTING TRUST AGREEMENT

                  AGREEMENT, made this 26th day of August, 1997, among CD RADIO INC., a Delaware corporation (the "Company"), DARLENE FRIEDLAND ("DF"), a stockholder of the Company and DAVID MARGOLESE (hereinafter called the "Trustee").

                                    RECITALS

                  WHEREAS, the Company intends to make through Merrill Lynch & Co. (i) an offer registered under the Securities Act of 1933, as amended, to exchange shares of a new class of its preferred stock for all outstanding shares of its 5% Delayed Convertible Preferred Stock, par value $.001 per share (the "Exchange Offer"), (ii) an underwritten public offering of its common stock, par value $.001 per share ("Common Stock") (the "Stock Offering"), and (iii) an underwritten public offering of senior debt securities of the Company (the "Debt Offering", and together with the Exchange Offer and the Stock Offering, the "Offers); and

                  WHEREAS, DF owns 2,834,500 shares of Common Stock (the "Current Shares") and ROBERT M. FRIEDLAND ("RMF") is the husband of DF; and

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                  WHEREAS, in order to assist the Company in marketing and
completing the Offerings and for other consideration, DF has agreed to enter into this Agreement and to deposit the Friedland Securities (as defined below) into the trust created hereby; and

                  WHEREAS, DF agrees to deposit, or cause the deposit into the trust created hereby of the Current Shares and any other shares of capital stock of the Company ("Other Shares") that may hereafter be acquired or beneficially owned by any of RMF, DF, members of RMF's or DF's immediate family or any entity in which any of RMF, DF or members of RMF's or DF's immediate family have, directly or indirectly, a controlling interest or, on a best efforts basis, more than 25% of such entity's equity or debt (the "Friedland Affiliates", acting as a group or severally as the context requires), including, without limitation, any shares of capital stock of the Company that may be issued upon exercise of any rights, warrants or options to purchase, or other securities convertible into, Common Stock (collectively with the Current Shares and the Other Shares, the "Friedland Securities"); and

                  WHEREAS, in order to induce the Trustee to act hereunder, the Company has agreed to indemnify the Trustee for his services hereunder; and

                  WHEREAS, in the interests of all the stockholders of the Company, the parties hereto are desirous of creating a trust;

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                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. The Friedland Affiliates shall forthwith, and from time to time in the future if any of the Friedland Affiliates acquires additional Friedland Securities, endorse in blank and assign and deliver to the Trustee all certificates for the Friedland Securities and shall do all things necessary for the transfer of the Friedland Securities to the Trustee on the books of the Company. The Trustee shall issue and deliver in exchange therefor voting trust certificates for the Friedland Securities so transferred to the Trustee in substantially the form attached hereto as Appendix I.

                  2. (a) The Trustee shall hold the Friedland Securities so transferred to him in trust hereunder for the benefit of the Friedland Affiliates, under the terms and conditions set forth herein.

                     (b) Notwithstanding any provision hereof, each of the Friedland Affiliates shall have the right to sell, assign, transfer or pledge any or all of the Friedland Securities to unaffiliated third parties and the Trustee shall use his reasonable efforts to cause any Friedland Securities so sold, assigned, transferred or hypothecated to be transferred promptly to the purchaser, assignee, transferee or pledgee thereof against delivery of the voting trust certificates representing the Friedland Securities; PROVIDED in the case of a pledge that the pledgee shall not have any right to vote the Friedland Securities. Friedland Securities sold, assigned, transferred or hypothecated to an affiliate of any of the Friedland Affiliates shall

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remain in trust hereunder subject to the terms of this Agreement. Friedland
Securities sold or transferred to third parties not affiliated with the Friedland Affiliates shall be released from the trust upon such sale or transfer. A third party shall be deemed "affiliated" for purposes of this
Section 2(b) if such third party (i) is controlled by, controls or is under common control with RMF, DF or a member of the immediate family of RMF or DF,
(ii) is retained by RMF, DF or a member of the immediate family of RMF or DF as consultant generally operating at the direction of such person, (iii) is employed, directly or indirectly, by RMF, DF, a member of the immediate family of RMF or DF or a person controlled by, controlling or under common control with RMF or DF, or (iv) has made a substantial business investment of any nature in any entity with RMF, DF or a member of the immediate family of RMF or DF. The term "substantial business investment" refers to investments by a third party comprising more than 5% of the equity or debt of a company, partnership or joint venture (other than the Company) in which RMF, DF or an affiliate of RMF or DF has an investment of at least 5%.

                  3. The Trustee shall surrender to the proper officers of the Company for cancellation all certificates of stock which shall be assigned and delivered to him as hereinbefore provided, and in their stead shall procure new certificates to be issued to him as Trustee under this Agreement.

                  4. (a) The Trustee shall have only the powers set forth in this Agreement.

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                     (b) With respect to all Friedland Securities held in trust by the Trustee hereunder, the Friedland Affiliates shall severally retain the entire economic and beneficial ownership rights therein, including without limitation the right to receive dividends and distributions on the Friedland Securities and the right to direct the Trustee in any order whatsoever to sell, assign, transfer, encumber or grant any option therein to or in favor of any person other than RMF, DF or another Friedland Affiliate or agree to do any such thing, except that the Trustee shall have the exclusive and absolute right in respect of such Friedland Securities to vote (in person, by proxy, by written consent or otherwise) the Friedland Securities at all times during the term of this Agreement, including without limitation the right to vote at any election of directors and in favor of or in opposition to any resolution, any dissolution, liquidation, merger or consolidation of the Company, any sale of all or substantially all the Company's assets, any issuance or authorization of securities, or any action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of the Company. David Margolese as Trustee shall vote the Friedland Securities in his discretion. In the case of his incapacity, the successor Trustee or Trustees shall at all times vote in respect of any action as follows: (i) if the matter concerned is the election of directors, then the Trustees shall vote the entire number of shares held by the trust created hereunder for each director (or nominee for director) by multiplying the total number of votes held by the trust by a fraction, the numerator of which is the number of votes cast in respect of shares of the Company other than Friedland Securities (the "Nonaffiliated Votes") for such person and the denominator of which is the sum of the total number of votes

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represented by all shares casting any votes in the election of directors; (ii)
where the matter under Delaware law or the Certificate of Incorporation or the Bylaws of the Company requires at least an absolute majority of a all outstanding shares of common stock of the Company in order to be effected, then the Trustees shall vote all of the Friedland Securities in this manner as the majority of all Nonaffiliated Votes are cast for or against the matter; and
(iii) on all other matters, including without limitation any amendment of this Agreement for which a stockholders vote is required under Section 9 hereof, the Trustees shall at all times vote all of the Friedland Securities for or against the matter in the same manner in favor of or in opposition to such matter as Nonaffiliated Votes are cast for or against the matter. If any calculation of votes under the preceding sentence would require a fractional vote, the Trustees shall vote the next lower number of whole shares. Notwithstanding the foregoing, the Trustee or the Trustees shall vote the Friedland Securities against any proposal to elect RMF, DF, any other Friedland Affiliate or any other person affiliated with RMF or DF (as defined in Section 2(b) above) as an officer or director of the Company. The Trustee shall use all reasonable commercial efforts to ensure, with respect to the Friedland Securities held in trust hereunder, that all of the Friedland Securities are counted as being present for the purposes of any quorum required for stockholder action of the Company and to vote as set forth above.

                     (c) The Trustee may vote with respect to all the Friedland Securities held hereunder in person or by such person or persons as it may from time

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to time select as their proxy; PROVIDED that the Trustee shall at all times do so in conformity with the provisions of Section 4(b) hereof.

                     (d) The Trustee shall have no authority to sell or otherwise dispose of or to pledge, encumber or hypothecate, any of the stock deposited pursuant to the provisions of this Agreement, unless directed to do so by the Friedland Affiliates as provided in Section 2(b) above.

                  5. To the fullest extent permitted by law, the Trustee shall not be liable for any vote cast, or consent given by him, or for any other action hereunder taken or omitted by him hereunder, in good faith, or in the absence of gross negligence or willful misconduct. To the fullest extent permitted by law, the Trustee shall not be liable in acting on any notice, request, consent, certificate, instruction, or other paper or document or signature reasonably believed to be genuine and to have been signed by the proper party. The Trustee may consult with legal counsel (reasonably competent for the purpose) and, to the fullest extent permitted by law, any act or omission undertaken by the Trustee in good faith in accordance with the opinion of such legal counsel shall not result in any liability of the Trustee.

                  6. The Trustee shall collect and receive all dividends that may accrue upon the shares of stock subject to this trust, and shall distribute the same to the Friedland Affiliates in accordance with their respective ownership interests, except

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that dividends payable in capital stock of the Company shall be held in trust as additional Friedland Securities hereunder.

                  7. In the event of any Trustee dying or resigning or refusing or becoming unable to act (any of which is deemed incapacity), a successor Trustee, which shall be a bank incorporated under the laws of Canada or any of the Provinces thereof having a capital and surplus of at least $500,000,000 CDN, shall be appointed by the Board of Directors of the Company, and any Trustee so appointed shall thereupon be vested with all the duties, powers, and authority of a Trustee hereunder as if originally named herein. No successor Trustee shall be liable for actions or omissions of any other Trustee.

                  8. This Agreement and the trust created herein shall become effective on the closing of the first of the Offers and shall terminate upon the fifth anniversary of the closing date. This Agreement is subject to any required regulatory approvals. Until termination of this Agreement and the trust created herein as provided above, such trust will be irrevocable. Upon the termination of this Agreement, the Trustee shall assign and transfer to the Friedland Affiliates in accordance with their respective ownership interests all the Friedland Securities remaining in trust hereunder.

                  9. The Company and its stockholders are hereby expressly made third party beneficiaries of this Agreement and, accordingly, to the fullest extent

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permitted by law, this Agreement may not be amended without the prior written consent of the Company, acting by unanimous vote of its Board of Directors, and approval of the Company's stockholders acting by the affirmative vote of two-thirds of the total voting power of the capital stock of the Company generally entitled to vote on matters submitted to a stockholder vote; PROVIDED, HOWEVER, that the parties hereto may enter into any amendment of this Agreement, without regard to this Section 9, and the parties agree to enter into any such amendment, if such amendment is in the opinion of legal counsel to the Company and DF necessary or appropriate to maintain technical compliance of the terms of this agreement with the laws of the State of Delaware.

                  10. The Trustee is expressly authorized to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys and counsel, and to incur and pay such other charges and expenses as the Trustee may deem reasonably necessary and proper for administering this Agreement. All such charges and expenses shall be paid by the Company. The Company hereby agrees to indemnify any Trustee serving hereunder against any loss or liability, including attorneys' fees, incurred in serving as voting trustee hereunder, to the fullest extent permitted by law.

                  11. (a) Except as provided in Section 8 above, all of the covenants and agreements contained in this Agreement shall be binding upon, and

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inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

                      (b) This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware.

                      (c) This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

                      (d) If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of the Agreement and this Agreement shall continue in all respects to be valid and enforceable. Each of the parties hereto shall take any and all actions necessary for the enforceability of this Agreement under Delaware Law, including without limitation any necessary filings or actions required by
Section 218 of the General Corporation Law of Delaware.

                      (e) Whenever the context of this Agreement shall so require, the use of the singular number shall include the plural and the use of the gender shall include all genders.

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                           IN WITNESS WHEREOF, the Company and DF have hereunto
set their hands and seals, and the Trustee, in token of his acceptance of the trust hereby created, has hereunto set his hand and seal.

CD RADIO INC.



                                            By: /s/ David Margolese
                                            -----------------------
                                            Chairman and Chief Executive Officer

                                            /s/ David Margolese
                                            -------------------
                                            David Margolese

                                            /s/ Darlene Friedland
                                            ---------------------
                                            Darlene Friedland


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CONSENT AND AGREEMENT

         I hereby consent to the creation of the voting trust provided for in the foregoing agreement, and I hereby agree to take all action necessary so as to effectuate the provisions thereof affecting the Friedland Affiliates and the Friedland Securities.



                                            /s/ Robert M. Friedland
                                            -----------------------
                                            Robert M. Friedland



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